STATEMENT REGARDING COMPUTATION OF
                               NET LOSS PER SHARE
                      (In thousands, except per share data)



                                                    YEARS ENDED JUNE 30,
                                              --------------------------------
                                                2000        1999        1998
                                              --------    --------    --------

Net loss from continuing operations           $ (5,265)   $ (6,011)   $ (1,376)
                                              --------    --------    --------

Net loss                                      $ (4,486)   $ (1,762)   $ (2,913)
                                              ========    ========    ========

Weighted average common shares outstanding      15,171      14,720      14,554
                                              ========    ========    ========
Basic net loss per common share from
  continuing operations(1)                    $   (.35)   $   (.41)   $   (.09)
                                              ========    ========    ========

Basic net loss per common share (1)           $   (.30)   $   (.12)   $   (.20)
                                              ========    ========    ========


(1)  Basic and diluted net loss per common share are the same.